UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 2, 2007

HYDRIL COMPANY

(Exact name of registrant as specified in its charter)

Delaware	000-31579	95-2777268
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3300 Sam Houston Parkway East

Houston, Texas 77032-3411

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (281) 449-2000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(e) On March 2, 2007, the Compensation Committee of the Board of Directors of Hydril Company (“Hydril”) approved the following compensation arrangements relating to the named executive officers (as set forth in Hydril’s most recent proxy statement).

2007 Cash Bonus Plan

The Compensation Committee approved the 2007 Management Incentive Plan (the “2007 Plan”) and the 2007 bonus criteria for named executive officers under the 2007 Plan. The 2007 Plan is attached as Exhibit 10.1 to this Report and is incorporated herein by reference.

Bonuses for named executive officers under the 2007 Plan will be determined by the level of achievement of plan objectives, weighted as described below. The Compensation Committee approved plan objectives and set the bonus payable upon achievement of target objectives for Messrs. Seaver, Jones, Russell, Chauviere, and North, expressed as a percentage of salary, at 75%, 60%, 50%, 50%, and 50%, respectively. The Compensation Committee also set the possible range of bonus for 2007 for Messrs. Seaver, Jones, Russell, Chauviere, and North, expressed as a percentage of salary, as follows: 0-112.5%, 0-90%, 0-75%, 0-75%, and 0-75%, respectively.

In the case of Messrs. Seaver and Jones, 80% of bonus will be determined by reference to Hydril’s Consolidated Operating Income for 2007 relative to target levels approved by the Compensation Committee, and 20% will be determined by reference to the level of achievement of strategic objectives set and approved by the Compensation Committee. In the case of Messrs. Russell and Chauviere, 20% of bonus will be determined by reference to Hydril’s Consolidated Operating Income for 2007 relative to target levels approved by the Compensation Committee, and 50% will be determined by reference to Hydril’s Segment Operating Income for 2007 for Premium Connections and Pressure Control, respectively, relative to target levels approved by the Compensation Committee, and 30% will be determined by reference to the level of achievement of strategic objectives set and approved by the Compensation Committee. In the case of Mr. North, 70% of bonus will be determined by reference to Hydril’s Consolidated Operating Income for 2007 relative to target levels approved by the Compensation Committee, and 30% will be determined by reference to the level of achievement of strategic objectives set and approved by the Compensation Committee.

In the event of a change of control of Hydril, the 2007 Plan may be modified or terminated after such change of control, provided that amounts properly accrued under GAAP for the benefit of participants in the 2007 Plan up to the time of the change of control must be used to pay annual incentive payments to participants in the 2007 Plan for 2007.

2007 Salaries

The Compensation Committee approved changes in the salaries of the named executive officers. Effective retroactive to January 1, 2007, the annual salaries of Christopher T. Seaver, Hydril’s Chairman of the Board, President and Chief Executive Officer, Charles E. Jones, Hydril’s Executive Vice President and Chief Operating Officer, Neil G. Russell, Hydril’s Senior Vice President – Premium Connections and Senior Vice President – Business Development, E. Charles Chauviere III, Hydril’s Vice President – Pressure Control, and Chris D. North, Hydril’s Vice President of Finance, Chief Financial Officer and Secretary, are $445,500, $319,000, $302,591, $220,000, and $225,500, respectively. Mr. Russell’s salary is denominated and paid in pounds and is reported here in dollars using a conversion rate of .5172.

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2006 Bonus Payments

The Compensation Committee approved the bonus payouts with respect to 2006, including discretionary bonus amounts. Total bonuses for 2006 for Christopher T. Seaver, Hydril’s Chairman of the Board, President and Chief Executive Officer, Charles E. Jones, Hydril’s Executive Vice President and Chief Operating Officer, Neil G. Russell, Hydril’s Senior Vice President—Premium Connections and Senior Vice President—Business Development, E. Charles Chauviere III, Hydril’s Vice President—Pressure Control, and Chris D. North, Hydril’s Vice President of Finance, Chief Financial Officer and Secretary, are $450,000, $260,000, $206,315, $310,000 and $310,000, respectively. Mr. Russell’s bonus is denominated and paid in pounds and is reported here in dollars using a conversion rate of .5172.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

Exhibit Number	Description
10.1	2007 Management Incentive Plan

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HYDRIL COMPANY

Date: March 8, 2007	By:	/s/ Chris D. North
	Name:	Chris D. North
	Title:	Chief Financial Officer

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INDEX TO EXHIBITS

Exhibit Number	Description
10.1	2007 Management Incentive Plan

1